UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2024 (June 20, 2024)

Twelve Seas Investment Company II

(Exact name of registrant as specified in its charter)

Delaware	001-40123	85-2141273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 Park Avenue S.

Suite 89898

New York, New York

(Address of principal executive offices)

10003-1502

(Zip Code)

Registrant’s telephone number, including area code: (917) 361-1177

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed by Twelve Seas Investment Company II, a Delaware corporation (the “Company”), in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 29, 2023, the Company entered into an Agreement and Plan of Merger on December 22, 2023 (the “Business Combination Agreement”) with (i) Crystal Lagoons U.S. Corp., a Delaware corporation (“Original Crystal Lagoons”), (ii) CL Newco Inc., a Delaware corporation (“New Crystal Lagoons” and together with Original Crystal Lagoons, “Crystal Lagoons”), (iii) Twelve Seas II Merger Sub 1 Inc., a Delaware corporation and the Company’s wholly owned subsidiary and (iv) Twelve Seas II Merger Sub 2 LLC, a Delaware limited liability company and the Company’s wholly owned subsidiary. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Business Combination Agreement.

On June 20, 2024, the Company received written notice from Crystal Lagoons that Crystal Lagoons had elected to terminate the Business Combination Agreement pursuant to Section 7.1(b) thereof because the conditions to Closing set forth therein were not satisfied or waived by the outside date of May 31, 2024 (the “Termination”). The Company will not seek an alternative merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).

As a result of the Termination, the Business Combination Agreement will be of no further force and effect (other than certain customary limited provisions that survive the Termination pursuant to the terms of the Business Combination Agreement), and the Sponsor Support Agreement, as amended, and the Voting Agreements that were entered into in connection with the Business Combination Agreement will also automatically terminate in accordance with their respective terms. Also, as a result of the Termination, the Company intends to withdraw its proxy statement on Schedule 14A filed with the SEC on February 14, 2024.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by the Company in a Current Report on Form 8-K filed with the SEC on June 5, 2024, the Company held a special meeting of stockholders on May 28, 2024 (the “Meeting”). At the Meeting, the Company’s stockholders approved an extension of the date by which the Company must consummate a Business Combination (the “Combination Period”) from June 2, 2024 to December 2, 2024, or such earlier date as determined by the Company’s board of directors (the “Board”, and such extension, the “Third Extension”).

Subsequently, as previously disclosed by the Company in a Current Report on Form 8-K filed with the SEC on June 10, 2024 (the “Liquidation 8-K”), the Board determined on June 4, 2024 that (i) the Company would be unable to consummate a Business Combination by August 26, 2024 per the terms of a decision issued by the Nasdaq Stock Market LLC (“Nasdaq”) Hearings Panel (the “Panel”), before which the Company had presented its views on certain notices received by it from the Listing Qualifications Department of Nasdaq (the “Staff”) and (ii) it would consequently be in the best interests of the Company’s stockholders for the Company to (x) not utilize the Third Extension to further extend the Combination Period and (y) commence with the Redemption, Liquidation and Dissolution (each as defined below).

On June 4, 2024, the Company notified the Panel of its decision to withdraw from the hearings process and on June 6, 2024, the Company received confirmation from the Staff about the withdrawal decision. As a result of the Company withdrawing its appeal, its public securities were suspended from trading on the Nasdaq Capital Market at the open of business on June 10, 2024 and then began trading on the over-the-counter market under the same trading symbols, “TWLV”, TWLVU” and “TWLVW”. On June 20, 2024, the Company’s securities were delisted from the over-the-counter market on the Redemption Effective Date (as defined below).

The Company expects that Nasdaq will file a Form 25 with the SEC on June 28, 2024. The Company thereafter intends to file a Form 15 with the SEC to suspend its reporting obligations under Section 12(g) of the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

As previously disclosed by the Company in the Liquidation 8-K, on June 4, 2024, the Board determined that it is in the best interests of the Company’s stockholders for the Company to not utilize the Third Extension to further extend the Combination Period and instead to (i) cease all operations except for the purpose of winding up as soon as practicable, (ii) as promptly as reasonably possible redeem the shares of Class A common stock (the “Public Shares”) that were included in the units issued in the Company’s initial public offering (the “IPO”) at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with the IPO (the “Trust Account”) including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law (the “Redemption”), and (iii) as promptly as reasonably possible following the Redemption, subject to the approval of the Company’s remaining stockholders and its Board, liquidate the funds held in the Trust Account (the “Liquidation”) and dissolve the Company (the “Dissolution”), subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless. Twelve Seas Sponsor II LLC, the Company’s sponsor, has agreed to waive its redemption rights with respect to the shares of Class B common stock of the Company issued prior to the IPO, including shares of the Company’s Class A common stock issued upon conversion of the Class B common stock.

In order to provide for the disbursement of funds from the Trust Account, the Company instructed Continental Stock Transfer & Trust Company (“Continental”), as its trustee, to take all necessary actions to effect the Liquidation. The proceeds in the Trust Account, less $100,000 of interest to pay dissolution expenses and net of taxes payable, were held in a trust operating account while awaiting disbursement to the holders of the Public Shares (the “Public Stockholders”). As reported in the Liquidation 8-K, the Company expected to redeem all of the outstanding Public Shares for an estimated redemption price of approximately $10.558 per share on June 20, 2024 (the “Redemption Effective Date”). However, ultimately a redemption price of approximately $10.64 per Public Share was paid to Public Stockholders, which amount reflected less funds withdrawn to pay taxes than originally estimated (the “Final Redemption Amount”). All other costs and expenses associated with implementing the Dissolution are being funded from proceeds held outside of the Trust Account.

On June 25, 2024, the Company issued a press release announcing the (i) Termination, (ii) anticipated filings of the Forms 25 and 15 and (iii) Final Redemption Amount. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 25, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2024

Twelve Seas Investment Company II

By:	/s/ Dimitri Elkin
	Name:	Dimitri Elkin
	Title:	Chief Executive Officer

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